UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2018

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

55 Challenger Road	07660
Ridgefield Park, NJ 07660	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code (201) 371-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Reference is made to Item 5.02 for information on an amendment to the agreement dated January 1, 2007 between Innodata Inc. f/k/a Innodata Isogen, Inc. (the “Company”) and Ashok Mishra (“Mr. Mishra”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On August 28, 2018 the Company and Mr. Mishra entered into Amendment No. 1 (the “Amendment”) to the agreement dated January 1, 2007 between the Company (formerly Innodata Isogen Inc.) and Mr. Mishra (the “Agreement”). Mr. Mishra is the Executive Vice President and Chief Operating Officer of the Company.

The Amendment provides that effective as of August 1, 2018 Mr. Mishra will be employed by both Innodata Inc. and the Employing Subsidiary as defined in the Amendment. The Amendment also reflects tax law requirements under Section 409A of the Internal Revenue Code in relation to severance payments.

The foregoing summary description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the complete text of the Amendment that is filed as an exhibit to this Report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment Number 1 dated August 24, 2018 to Agreement dated January 1, 2007 between the Company and Mr. Mishra

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: August 28, 2018	By:	/s/ Amy R. Agress
Amy R. Agress
Senior Vice President and General Counsel

Index to Exhibits

Exhibit Number	Description

10.1	Amendment Number 1 dated August 24, 2018 to Agreement dated January 1, 2007 between the Company and Mr. Mishra